Exhibit 99.3

MORNINGSTAR, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Background of the Acquisition

The following unaudited pro forma condensed consolidated financial statements were prepared in connection with the acquisition of Ratings Acquisition Corp (“DBRS Group”) by Morningstar, Inc. (“Morningstar” or the “Company”) on July 2, 2019 (the “Acquisition”) for an aggregate cash purchase price of US$669 million (subject to certain adjustments), as previously reported in the Current Report on Form 8-K filed by Morningstar with the United States Securities and Exchange Commission (the “SEC”) on July 3, 2019. The consideration was funded through a combination of cash on hand and debt financing. A detailed description of the terms of the Acquisition and a copy of the merger agreement governing the Acquisition are included in the Current Report on Form 8-K filed by Morningstar on June 3, 2019.

The following unaudited pro forma condensed consolidated financial statements are based on the audited historical financial information of Morningstar and DBRS Group as adjusted to give effect to the Acquisition as if it occurred on: (i) June 30, 2019 for the unaudited pro forma condensed consolidated balance sheet, and (ii) January 1, 2018 for the unaudited pro forma condensed consolidated statements of income.

The unaudited pro forma condensed consolidated financial statements were derived from the following:

•	the unaudited consolidated financial statements of Morningstar for the interim period ended June 30, 2019 included in Morningstar’s Quarterly Report on Form 10-Q filed with the SEC on July 26, 2019;
•	the audited consolidated financial statements of Morningstar for the fiscal year ended December 31, 2018 included in Morningstar’s Annual Report on Form 10-K filed with the SEC on March 1, 2019;
•	the audited consolidated financial statements of DBRS Group for the fiscal years ended November 30, 2018 and 2017 included in this Form 8-K/A;
•	the unaudited consolidated financial statements of DBRS Group for the interim periods ended February 28, 2019 and 2018 included in this Form 8-K/A; and
•	internally constructed financial information of DBRS Group for the period from January 1, 2019 to June 30, 2019.

Morningstar, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Six Months Ended June 30, 2019

(in thousands of USD, except per share amounts)	Morningstar, Inc.	DBRS Group (as adjusted)	Pro Forma Adjustments	Note	Pro Forma Consolidated
		Note 3

Revenue	$532,800	$80,274	$(79)	5(a)	$612,995

Operating expense:
Cost of revenue	212,600	40,454	-		253,054
Sales and marketing	85,700	4,859	-		90,559
General and administrative	84,800	17,762	(1,736)	5(d)	100,826
Depreciation and amortization	49,400	12,467	5,737	5(b)	67,604
Total operating expense	432,500	75,542	4,001		512,043

Operating income	100,300	4,732	(4,080)		100,952

Non-operating income (expense), net:
Interest expense	-	(6,027)	(4,661)	5(c)	(10,688)
Gain on sale of investments, reclassified from other comprehensive income	400	-	-		400
Other income (expense), net	(1,400)	(4,339)	8,105	5(d)	2,366
Non-operating expense, net	(1,000)	(10,366)	3,444		(7,922)

Income (loss) before income taxes and equity in net loss of unconsolidated entities	99,300	(5,634)	(636)		93,030

Equity in net loss of unconsolidated entities	(800)	-	-		(800)

Income tax expense (benefit)	23,200	(1,696)	(769)	5(e)	20,735

Consolidated net income (loss)	$75,300	$(3,938)	$133		$71,495

Net income per share:
Basic	$1.77				$1.67
Diluted	$1.75				$1.66

Weighted average shares outstanding (in millions):
Basic	42.70				42.70
Diluted	43.10				43.10

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Morningstar, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2018

(in thousands of USD, except per share amounts)	Morningstar, Inc.	DBRS Group (as adjusted)	Pro Forma Adjustments	Note	Pro Forma Consolidated
		Note 3
Revenue	$1,019,900	$169,538	$(4,952)	5(a)	$1,184,486

Operating expense:
Cost of revenue	411,100	78,389	-		489,489
Sales and marketing	148,500	8,460	-		156,960
General and administrative	147,800	33,774	-		181,574
Depreciation and amortization	96,700	25,602	10,524	5(b)	132,826
Total operating expense	804,100	146,225	10,524		960,849

Operating income	215,800	23,313	(15,476)		223,637

Non-operating income (expense), net:
Interest expense, net	(1,800)	(18,664)	(2,888)	5(c)	(23,352)
Gain on sale of investments, reclassified from other comprehensive income	1,000	714	-		1,714
Gain on sale of a product line	10,500	-	-		10,500
Gain on sale of equity investments	5,600	-	-		5,600
Other income (expense), net	1,800	(1,899)	-		(99)
Non-operating income (expense), net	17,100	(19,849)	(2,888)		(5,637)

Income before income taxes and equity in net loss of unconsolidated entities	232,900	3,464	(18,364)		218,000

Equity in net loss of unconsolidated entities	(2,100)	-	-		(2,100)

Income tax expense (benefit)	47,800	(7,936)	(4,775)	5(e)	35,089

Net loss from discontinued operations	-	(1,132)	-		(1,132)

Consolidated net income	$183,000	$10,268	$(13,589)		$179,679

Net income per share:
Basic	$4.30				$4.22
Diluted	$4.25				$4.18

Weighted average shares outstanding (in millions)
Basic	42.6				42.6
Diluted	43.0				43.0

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Morningstar, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2019

(in thousands of USD)	Morningstar, Inc.	DBRS Group (as adjusted)	Pro Forma Adjustments	Note	Pro Forma Consolidated
		Note 3
Assets
Current assets:
Cash and cash equivalents	$383,800	$8,097	$(89,664)	5(f)	$302,233
Investments	30,100	-	-		30,100
Accounts receivable	169,200	30,767	(782)	5(g)	199,185
Income tax receivable	1,100	-	-		1,100
Deferred commissions	13,500	-	-		13,500
Other current assets	22,200	3,952	515	5(g)	26,667
Total current assets	619,900	42,816	(89,931)		572,785
Goodwill	556,500	229,080	242,790	5(h)	1,028,370
Property, equipment, and capitalized software, net	140,400	10,945	-		151,345
Operating lease assets	111,800	-	32,590	5(i)	144,390
Intangible assets, net	64,700	214,484	73,716	5(b)	352,900
Investments in unconsolidated entities	61,400	512	-		61,912
Deferred commissions, non-current	12,500	-	-		12,500
Other assets	5,100	150	833	5(k)	6,083
Total assets	$1,572,300	$497,987	$259,998		$2,330,285

Liabilities and equity
Current liabilities:
Deferred revenue	$232,900	$32,993	$(5,313)	5(a)	$260,580
Accrued compensation	72,000	10,188	-		82,188
Accounts payable and accrued liabilities	45,300	5,972	(11)	5(g)	51,261
Operating lease liabilities	29,600	-	3,507	5(i)	33,107
Other current liabilities	1,600	1,734	-		3,334
Total current liabilities	381,400	50,887	(1,817)		430,470
Operating lease liabilities, non-current	109,400	-	30,220	5(i)	139,620
Accrued compensation	12,500	-	-		12,500
Deferred tax liability, net	21,100	42,547	23,331	5(j)	86,978
Long-term debt	15,000	185,685	408,066	5(k)	608,751
Deferred revenue, non-current	14,400	18,040	(2,393)	5(a)	30,047
Other long-term liabilities	15,100	8,414	(4,995)	5(i)	18,519
Total liabilities	568,900	305,573	452,412		1,326,885

Equity:
Total equity	1,003,400	192,414	(192,414)	5(l)	1,003,400

Total liabilities and equity	$1,572,300	$497,987	$259,998		$2,330,285

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Morningstar, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements have been prepared using Morningstar’s and DBRS Group’s historical consolidated financial information and present the pro forma effect of the Acquisition and certain adjustments described herein in accordance with Article 11 of Regulation S-X. The historical financial information of Morningstar and DBRS Group has been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The historical financial information of Morningstar and the information presented herein are in U.S. dollars (“USD”) unless otherwise stated. The historical financial information of DBRS Group was translated from Canadian dollars (“CAD”) into USD for purposes of presenting pro forma financial information. Revenue and expenses were translated using an average exchange rate for the period, and the assets and liabilities were translated using the exchange rate as of the balance sheet date. Balances referenced in the notes are in USD unless stated otherwise.

The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Topic 805, Business Combinations (“ASC 805”) with Morningstar considered the acquirer of DBRS Group for accounting purposes. The pro forma condensed consolidated financial statements are provided for illustrative purposes only and are not intended to represent, and are not necessarily indicative of, what the operating results or financial position of the Company would have been had the Acquisition been completed on the dates indicated, nor are they necessarily indicative of the Company’s future operating results or financial position. The pro forma financial information does not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the Company may achieve with respect to the Acquisition. Additionally, the unaudited pro forma condensed consolidated statements of income do not include non-recurring charges or credits that result directly from the Acquisition. Differences between estimates used in the purchase price allocation included within these unaudited pro forma condensed consolidated financial statements and the final purchase price allocation amounts will occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed consolidated financial statements or future financial statements.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the consolidated results of the combined company.

Note 2. Description of Financing

The Company completed the Acquisition of DBRS Group for $683.0 million in cash. The Company financed the Acquisition through a combination of cash on hand and borrowings under a new senior credit agreement with Bank of America, N.A. The new senior credit agreement provides a five year multi-currency credit facility with a borrowing capacity of up to $750.0 million, including a $300.0 million revolving line of credit (the “Revolving Credit Facility”) and a term facility of $450.0 million (the “Term Facility”) (collectively, the “new Credit Agreement”). To complete the Acquisition, the Company drew down $160.0 million of the Revolving Credit Facility and $450.0 million of the Term Facility.

Note 3. Adjustments to DBRS Group Financial Statements

Certain reclassifications have been made to the historical financial statements of DBRS Group to conform to the financial statement presentation and accounting policies adopted by Morningstar, which are outlined below. The reclassification amounts reflected in this note are in CAD.

DBRS Group

Unaudited Consolidated Statement of Loss

For the Six Months Ended June 30, 2019

(in thousands)	DBRS Group	Presentation Adjustments	DBRS Group (as adjusted)	Note	DBRS Group (as adjusted)
	CAD	CAD	CAD		USD
					Note 3(a)

Revenue	$107,032	$-	$107,032		$80,274

Operating expense:
Cost of revenue	-	53,939	53,939	3(b)	40,454
Sales and marketing	-	6,478	6,478	3(c)	4,859
General and administrative	17,610	6,072	23,682	3(d)	17,762
Depreciation and amortization	16,603	20	16,623	3(e)	12,467
Salaries and benefits	51,312	(51,312)	-	3(f)	-
Employee incentive plans	10,804	(10,804)	-	3(g)	-
Rent and operating	4,297	(4,297)	-	3(h)	-
Provision for allowance for doubtful accounts	96	(96)	-	3(i)	-
Total operating expense	100,722	-	100,722		75,542

Operating income	6,310	-	6,310		4,732

Other income (expense):
Interest expense	(8,036)	-	(8,036)		(6,027)
Other income (expense), net	-	(5,785)	(5,785)	3(j)	(4,339)
Foreign exchange gain (loss)	4,225	(4,225)	-	3(j)	-
Transaction and other	(10,010)	10,010	-	3(j)	-
Non-operating loss, net	(13,821)	-	(13,821)		(10,366)

Loss from continuing operations before income taxes	(7,511)	-	(7,511)		(5,634)

Income tax benefit	(2,261)	-	(2,261)		(1,696)

Consolidated net loss	$(5,250)	$-	$(5,250)		$(3,938)

DBRS Group

Unaudited Consolidated Statement of Income

For the Year Ended November 30, 2018

(in thousands)	DBRS Group	Presentation Adjustments	DBRS Group (as adjusted)	Note	DBRS Group (as adjusted)
	CAD	CAD	CAD		USD
					Note 3(a)

Revenue	$218,678	$-	$218,678		$169,538

Operating expense:
Cost of revenue	-	101,109	101,109	3(b)	78,389
Sales and marketing	-	10,912	10,912	3(c)	8,460
General and administrative	33,808	9,755	43,563	3(d)	33,774
Depreciation and amortization	32,916	106	33,022	3(e)	25,602
Salaries and benefits	88,185	(88,185)	-	3(f)	-
Employee incentive plans	25,071	(25,071)	-	3(g)	-
Rent and operating	8,620	(8,620)	-	3(h)	-
Provision for allowance for doubtful accounts	6	(6)	-	3(i)	-
Total operating expense	188,606	-	188,606		146,225

Operating income	30,072	-	30,072	-	23,313

Other income (expense):
Interest expense	(24,073)	-	(24,073)		(18,664)
Gain on sale of investment	921	-	921		714
Other income (expense), net	-	(2,449)	(2,449)	3(j)	(1,899)
Foreign exchange gain (loss)	(2,551)	2,551	-	3(j)	-
Transaction and other	102	(102)	-	3(j)	-
Non-operating loss, net	(25,601)	-	(25,601)		(19,849)

Income from continuing operations before income taxes	4,471	-	4,471		3,464

Income tax benefit	(10,236)	-	(10,236)		(7,936)

Net loss from discontinued operations	(1,460)	-	(1,460)		(1,132)

Consolidated net income	$13,247	$-	$13,247		$10,268

DBRS Group

Unaudited Consolidated Balance Sheet

As of June 30, 2019

(in thousands)	DBRS Group	Presentation Adjustments	DBRS Group (as adjusted)	Note	DBRS Group (as adjusted)
	CAD	CAD	CAD		USD
					Note 3(k)

Assets
Current assets:
Cash	$10,635	$-	$10,635		$8,097
Accounts receivable, net	40,407	-	40,407		30,767
Other current assets	-	5,191	5,191	3(l)	3,952
Current deferred tax asset	177	(177)	-	3(m)	-
Prepaid expenses	5,191	(5,191)	-	3(l)	-
Total current assets	56,410	(177)	56,233		42,816
Goodwill	300,867	-	300,867		229,080
Property and equipment, net	14,374	-	14,374		10,945
Intangible assets	281,697	-	281,697		214,484
Other assets	197	-	197		150
Investments	673	-	673		512
Long-term deferred tax asset	8,882	(8,882)	-	3(m)	-
Total assets	$663,100	$(9,059)	$654,041		$497,987

Liabilities and equity
Current liabilities:
Accrued compensation	$-	$13,379	$13,379	3(n)	$10,188
Accounts payable and accrued liabilities	7,844	-	7,844		5,972
Employee incentive plans	13,379	(13,379)	-	3(n)	-
Current portion deferred revenue	43,332	-	43,332		32,993
Other current liabilities	2,277	-	2,277		1,734
Total current liabilities	66,832	-	66,832		50,887
Deferred tax liabilities	64,941	(64,941)	-	3(m)	-
Deferred tax liability, net	-	55,882	55,882	3(m)	42,547
Long-term debt	243,873	-	243,873		185,685
Deferred revenue	23,693	-	23,693		18,040
Other	6,560	(6,560)	-	3(o)	-
Other long-term liabilities	-	11,050	11,050	3(o)	8,414
Unrecognized tax benefits	4,171	(4,171)	-	3(o)	-
Asset retirement obligation	319	(319)	-	3(o)	-
Total liabilities	410,389	(9,059)	401,330		305,573

Equity:
Total equity	252,711	-	252,711		192,414
Total liabilities and equity	$663,100	$(9,059)	$654,041		$497,987

Reclassification to DBRS Consolidated Statements of Income (Loss)

(a)	The historical financial information of DBRS Group is translated into USD using (i) an average exchange rate of 0.7500 for the six months ended June 30, 2019, and (ii) an average exchange rate of 0.7753 for the year ended November 30, 2018.

(b)	Cost of revenue – In DBRS Group’s historical financial statements for the six months ended June 30, 2019, $7.4 million of cost of revenue was included within general and administrative expense, $35.9 million within salaries and benefits, $7.4 million within employee incentive plans, $3.1 million within rent and operating expense and $0.1 million within provision for allowance for doubtful accounts. Similarly, for the year ended November 30, 2018, cost of revenue of $14.6 million was included within in general and administrative expense, $63.8 million within salaries and benefits, $16.6 million within employee incentive plans and $6.1 million within rent and operating expense.

(c)	Sales and marketing – For the six months ended June 30, 2019, sales and marketing expense of $0.6 million was included within general and administrative expense, $4.5 million within salaries and benefits, $1.1 million within employee incentive plans, and $0.3 million within rent and operating expense. For the year ended November 30, 2018, sales and marketing expense of $1.1 million was included within general and administrative expense, $6.4 million within salaries and benefits, $2.8 million within employee incentive plans and $0.6 million within rent and operating expense.

(d)	General and administrative – As stated in 3(b) and 3(c), a total of $8.0 million for the six months ended June 30, 2019 and $15.8 million for the year ended November 30, 2018 were reclassified to “Cost of revenue”, “Sales and marketing” and “Depreciation and amortization”. There was $10.9 million reflected in salaries and benefits, $2.3 million within employee incentive plans and $0.9 million within rent and operating expense for the six months ended June 30, 2019. In addition, historically, there was $18.0 million of general and administrative expense reflected within salaries and benefits, $5.7 million within employee incentive plans and $1.9 million within rent and operating expense during the year ended November 30, 2018.

(e)	Depreciation and amortization – Depreciation and amortization expense of $20,000 for the six months ended June 30, 2019 was historically reflected in general and administrative expense. For the year ended November 30, 2018, $106,000 of depreciation and amortization expense was within general and administrative expense. These amounts were reclassified and presented within the caption “Depreciation and amortization.”

(f)	Salaries and benefits – As stated in 3(b), 3(c) and 3(d), a total amount of $51.3 million for the six months ended June 30, 2019 and $88.2 million for the year ended November 30, 2018 were reclassified to “Cost of revenue,” “Sales and marketing,” and “General and administrative.”

(g)	Employee incentive plans – As stated in 3(b), 3(c) and 3(d), a total amount of $10.8 million for the six months ended June 30, 2019 and $25.1 million for the year ended November 30, 2018 were reclassified to “Cost of revenue,” “Sales and marketing,” and “General and administrative.”

(h)	Rent and operating – As stated in 3(b), 3(c) and 3(d), a total amount of $4.3 million for the six months ended June 30, 2019 and $8.6 million for the year ended November 30, 2018 were reclassified to “Cost of revenue,” “Sales and marketing,” and “General and administrative.”

(i)	Provision for allowance for doubtful accounts – Provision for allowance for doubtful accounts in an amount of $96,000 for the six months ended June 30, 2019 was reclassified to “Cost of revenue”. During the year ended November 30, 2018, $6,000 of provision for allowance for doubtful accounts was reclassified and presented within the caption “Cost of revenue.”

(j)	Other income (expense), net – Foreign exchange loss of $4.2 million and transaction and other costs of $10.0 million were reclassified to “Other income (expense), net” for the six months ended June 30, 2019. During the year ended November 30, 2018, $2.5 million in foreign exchange gain and $0.1 million in transaction and other costs were reclassified to “Other income (expense), net.”

Reclassification to DBRS Balance Sheet

(k)	The historical financial information of DBRS Group is translated into USD using an exchange rate of 0.7614 as of June 30, 2019 for assets and liabilities.

(l)	Other current assets – $5.2 million in prepaid expenses were reclassified to “Other current assets.”

(m)	Deferred tax assets and liabilities – To conform to the Company’s financial statement presentation of Accounting Standard Update No. 2015-17, Income Taxes – Balance Sheet Classification of Deferred Taxes, current deferred tax asset of $0.2 million, long-term deferred tax assets of $8.9 million and deferred tax liabilities of $64.9 million were reclassified to “Deferred tax liability, net.”

(n)	Accrued compensation – Employee incentive plan liabilities of $13.4 million was reclassified to “Accrued compensation.”

(o)	Other long-term liabilities – $6.6 million in other liabilities, $0.3 million in asset retirement obligations and $4.2 million in unrecognized tax benefits were reclassified to “Other long-term liabilities.”

Note 4. Purchase Consideration and Preliminary Purchase Price Allocation

An estimate of the acquisition consideration paid on the Acquisition date of July 2, 2019 is presented below:

(in thousands)
Fair value of total consideration transferred	$683,018

The total consideration transferred includes the amount paid to DBRS Group’s equity holders and to settle DBRS Group’s existing debt and employee equity awards. The fair value of the purchase consideration was allocated to the preliminary fair value of the net tangible assets acquired and to the separately identifiable intangible assets. The excess of the aggregate fair value of the net tangible assets and identified intangible assets has been treated as goodwill in accordance with ASC 805.

(in thousands)
Assets
Cash and cash equivalents	$8,533
Accounts receivable	29,985
Other current assets	4,467
Investments in unconsolidated entities	512
Property, equipment, and capitalized software, net	10,945
Other assets	150
Intangible assets, net	288,200
Operating lease assets	32,590
Total assets	$375,382

Liabilities
Accrued compensation	$10,188
Accounts payable and accrued liabilities	5,961
Other current liabilities	1,734
Deferred revenue	43,327
Deferred tax liability, net	65,878
Other long-term liabilities	3,419
Operating lease liabilities	33,727
Total liabilities	$164,234

Net assets acquired	$211,148

Goodwill	$471,870

Total consideration transferred	$683,018

The final calculation and allocation of the purchase consideration are dependent on the finalization of fair value estimates and assumptions at the acquisition date that are still in progress. These preliminary estimates will likely differ from final amounts the Company will calculate after completing a detailed valuation analysis, and any differences could have a material effect on the unaudited pro forma condensed consolidated financial statements or the Company’s financial statements for future periods. As a result, the preliminary purchase price allocation is subject to change and will be finalized no later than one year from the acquisition date.

Note 5. Pro Forma Adjustments

Pro forma adjustments reflect those matters that are a direct result of the Acquisition of DBRS Group, which are factually supportable and, for pro forma adjustments to the unaudited pro forma condensed consolidated statement of income, are expected to have a continuing impact. The pro forma adjustments are based on preliminary estimates that will likely differ from final amounts the Company will calculate after completing a detailed valuation analysis, and any differences could have a material effect on the unaudited pro forma condensed consolidated financial statements or the Company’s financial statements for future periods.

(a)	Represents the estimated adjustment to decrease the assumed deferred revenue obligations to a fair value of approximately $43.3 million, a $5.3 million decrease from the carrying value of the current portion and a $2.4 million decrease from the carrying value of the non-current portion. The fair value was determined based on the estimated costs to fulfill the remaining performance obligations plus a normal profit margin. After the Acquisition, this adjustment will have a continuing impact and will reduce revenue related to the assumed performance obligations. The pro forma adjustments to reduce revenue by $0.1 million for the six months ended June 30, 2019 and $5.0 million for the year ended December 31, 2018 reflect the difference between prepayments and the fair value of the deferred revenue as performance obligations are satisfied, assuming the Acquisition was consummated on January 1, 2018.

(b)	Reflects the adjustment of historical intangible assets acquired by the Company to their estimated fair values. As part of the preliminary valuation analysis, the Company identified intangible assets, including technology, trade names, and customer relationships. All other intangible assets, such as computer software and technology-based assets, were transferred at net book value. The following table reflects the adjustment to increase the net book value of the identified net assets to their fair values:

(in thousands)
Assets
Customer relationships	$223,200
Developed technology	29,400
Trademarks	35,600
Total fair value of identified intangibles	$288,200
Less: historical book value of identified intangibles	(214,484)
Unaudited pro forma adjustment	$73,716

The amortization expense is adjusted to reflect the fair value increases for the intangible assets identified.

It also reflects the adjustment of the depreciation expense of DBRS Group’s property and equipment to reflect their estimated remaining useful lives. The assets’ net book value reflects the fair value.

The following table summarizes: i) the estimated fair values of DBRS Group’s identifiable intangible assets and the incremental amortization expense using a straight-line method over their weighted average estimated useful lives; and ii) the revised weighted average useful lives of property and equipment using a straight-line method of amortization:

(in thousands, except for weighted average useful life)	Estimated fair value	Weighted average useful life (years)	Depreciation / amortization expense for the Six Months ended June 30, 2019	Depreciation / amortization expense for the Year Ended December 31, 2018
Intangible assets
Customer relationships	$223,200	10	$11,564	$23,128
Developed technology	29,400	6	2,472	4,943
Trademarks	35,600	6	2,866	5,733
Total	$288,200		$16,902	$33,804
Less: DBRS Group’s historical amortization expense			(11,046)	(23,052)
Unaudited pro forma adjustments			$5,856	$10,752

Property and equipment
Furniture and Fixtures	$2,074	6	$188	$375
Telephone Equipment	139	3	20	40
Total	$2,213		$208	$415
Less: DBRS Group’s historical depreciation expense			(327)	(643)
Unaudited pro forma adjustments			$(119)	$(228)

Total unaudited pro forma adjustment			$5,737	$10,524

These preliminary estimates of fair value and estimated useful lives will likely differ from final amounts the Company will calculate after completing a detailed valuation analysis, and any differences could have a material effect on the unaudited pro forma condensed consolidated financial statements or the Company’s financial statements for future periods.

(c)	The following table represents the net increase to interest expense of $4.7 million and $2.9 million for the six months ended June 30, 2019 and the year ended December 31, 2018, respectively, which resulted from (i) interest on borrowings under the Term Facility and Revolving Credit Facility, (ii) the amortization of costs incurred in connection with the origination of the Term Facility and Revolving Credit Facility, and (iii) the elimination of historical interest expense of DBRS Group related to its long-term debt combined with the amortization of the related debt issuance costs:

(in thousands)	Six Months Ended June 30, 2019	Year Ended December 31, 2018
Estimated interest expense on borrowings under the new Credit Agreement	$10,472	$21,123
Amortization of origination fees on the new Credit Agreement	208	414
Historical interest expense and amortization of debt issuance costs	(6,019)	(18,649)
Unaudited pro forma adjustment	$4,661	$2,888

Further details on the Term Facility and Revolving Credit Facility are discussed in Note 2.

(d)	Represents the elimination of nonrecurring transaction costs incurred during the six-month period ended June 30, 2019 of $9.8 million that are directly related to the Acquisition for both companies. These transaction costs have been excluded from the unaudited pro forma statements as they will not have a continuing impact on the combined company’s operations.

(e)	Reflects the income tax effect of pro forma adjustments based on the estimated blended statutory tax rate of 26%.

(in thousands)	Six Months Ended June 30, 2019	Year Ended December 31, 2018
Benefit due to deferred revenue adjustments	$(21)	$(1,288)
Benefit due to depreciation and amortization adjustments	(1,492)	(2,736)
Benefit due to interest expense adjustment	(1,212)	(751)
Expense due to transaction expense adjustment	1,956	-
Unaudited pro forma adjustment	$(769)	$(4,775)

(f)	Reflects the preliminary net adjustment to cash in connection with the Acquisition.

(in thousands)
Cash consideration transferred	$(683,018)
Extinguishment of Morningstar’s previous revolving credit facility	(15,000)
Proceeds of new borrowings, net of issuance fees	607,919
Working capital adjustment	435
Unaudited pro forma adjustment	$(89,664)

(g)	Reflects the working capital adjustments based on the purchase price allocation as of the Acquisition date as shown in Note 4.

(h)	Reflects the elimination of historical goodwill of $229.1 million and recognition of new goodwill of $471.9 million resulting from the Acquisition.

(in thousands)
Preliminary purchase price	$683,018
Less: fair value of net assets acquired	(211,148)
Total estimated goodwill resulting from transaction	471,870
Less: DBRS Group historical goodwill	(229,080)
Unaudited pro forma adjustment	$242,790

(i)	Reflects the conformance to the Company’s accounting for leases under FASB Accounting Standard Topic 842, Leases (“ASC 842”). Within the unaudited pro forma balance sheet, it includes the addition of the “Operating lease assets” of $32.6 million and “Operating lease liabilities” of $33.7 million, for which $3.5 million relates to the current portion and $30.2 million to the non-current portion. This also results in an adjustment of $5.0 million associated with lease inducements within “Other long-term liabilities.”

(j)	The $23.3 million increase in deferred tax liabilities reflects the preliminary estimate of deferred tax liabilities recognized on the estimated fair value adjustments to net assets acquired. This amount was calculated using an estimated blended statutory tax rate of 26%. This estimate of deferred income tax balances is preliminary and subject to change based on management’s final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

(k)	Reflects the borrowings under the Term Facility and Revolving Credit Facility to finance the Acquisition of DBRS Group, minus the effects of extinguishing the existing debt of Morningstar upon completion of the Acquisition. This also results in an adjustment of $0.8 million of debt issuance costs associated with the Revolving Credit Facility within “Other assets.”

(in thousands)
Issuance of Term Facility[1], net of debt issuance costs of $1.3 million	$448,751
Issuance of Revolving Credit Facility	160,000
Extinguishment of DBRS Group’s existing debt, including write-off of unamortized debt issuance costs of $0.4 million	(185,685)
Extinguishment of Morningstar’s previous revolving credit facility	(15,000)
Unaudited pro forma adjustment	$408,066

1 Includes current portion of Term Facility of $11,250.

(l)	These adjustments represent the elimination of DBRS Group’s historical shareholders’ equity.